UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

(AMENDMENT NO.    )

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☐	Preliminary Proxy Statement

☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

FIFTH THIRD BANCORP

(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

(NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

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Fifth Third Bancorp

38 Fountain Square Plaza

Cincinnati, Ohio 45263

Important Notice from Fifth Third Bancorp

Additional Information Regarding the Fifth Third Bancorp Proxy Statement filed on March 2, 2021

The following materials relate to the proxy statement (the “Proxy Statement”) of Fifth Third Bancorp (the “Company” or “Fifth Third”), dated March 2, 2021, and furnished to the shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 2021 Annual Meeting of Shareholders (the “Annual Meeting”) to be held at 11:30 a.m. Eastern Time on Tuesday, April 13, 2021.

These additional materials are being filed with the Securities and Exchange Commission and are being made available to shareholders on or about March 24, 2021. These materials should be read in conjunction with the Proxy Statement. Any information in this Notice that is inconsistent with the Proxy Statement supersedes the information originally provided in the Proxy Statement.

Notice of Additional Information Related to Company Proposal 4: Approval of the Fifth Third Bancorp 2021 Incentive Compensation Plan

On February 17, 2021, the Company granted additional awards with respect to approximately 3.8 million shares in connection with the Company’s 2021 annual grant in the ordinary course. On the date after the annual grant issuance, there were outstanding awards of approximately 16.1 million previously granted SARs, which have a weighted-average exercise price of $19.66 per share and a weighted-average term of 4.2 years; approximately 824,000 performance shares; and approximately 9.6 million shares of restricted stock under the Fifth Third Bancorp 2019 Incentive Compensation Plan (“2019 Plan”) and prior plans (excluding options assumed in connection with certain mergers and acquisitions). The February 17, 2021 annual grant, in combination with other ordinary course plan activity that occurred since December 31, 2020, left approximately 19.2 million shares available for future issuance under the 2019 Plan. The Company will limit additional grants in the aggregate under the 2019 Plan between February 18, 2021 and through the 2021 Annual Meeting of Shareholders to be held on April 13, 2021 to no more than 975,000 shares in total. If approved, the Fifth Third Bancorp 2021 Incentive Compensation Plan (the “2021 Plan”) will replace the 2019 Plan in its entirety and shares under the 2019 Plan will no longer remain available for grant as of the approval of the 2021 Plan.